Exhibit 5.1

                                Owen M. Naccarato
                                 Attorney at Law
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262
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February 14, 2002

Kaire Holdings, Inc.

Re:  Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

     I have acted as counsel for Kaire Holdings, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, (the "Registration Statement"), concerning its plan to issue 57,746,665 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

     Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     The Opinions contained herein are rendered as of the date hereof, and we undertake no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and we hereby disclaim any such obligation.

     This Opinion may be relied upon by you only in connection with filing of the Registration Statement and we hereby consent to the use of it as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.


          Very truly yours,


          /s/ Owen Naccarato
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          Owen Naccarato, Esq.


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